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                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 33-60925) and related prospectus of ProNet Inc. for the registration $100,000,000 of 11 7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated September 16, 1994, with respect to the consolidated financial statements of Radio Call Company, Inc. and Affiliates included in ProNet Inc.'s Current Report on Form 8-K/A dated August 1, 1994, both filed with the Securities and Exchange Commission.


                                                  CUMMINGS & CARROLL, P.C.

                                               /s/ Cummings & Carroll, P.C.
                                            --------------------------------

                                                  Certified Public Accountants

September 13, 1995
Great Neck, New York